Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. Announces Receipt of 2nd Funding Tranche from Institutional Investor

Consideration Totals $1 million from the sale of 106 Shares of Series C Preferred Stock

November 27, 2017 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”), an independent oil and gas company, announced today that the Company has received its second tranche of funding ($1 million) under the previously disclosed Stock Purchase Agreement it executed on October 5, 2017 with an institutional investor (the “Investor”). Pursuant to the previously announced Stock Purchase Agreement, the Company will receive a total of $13 million in additional consideration in connection with the sale of additional shares of Series C Preferred Stock in the event the remaining closings contemplated under the Stock Purchase Agreement are completed, which closings are subject to certain closing conditions described in greater detail in the Stock Purchase Agreement.

The Company plans to use the proceeds from the sale of the Series C Preferred Stock for working capital, workovers on additional wells (the Company has already completed workovers on six wells which are now fully operational and revenue producing), drilling and completion of additional wells, repayment of vendor balances and payments to its senior lender, in anticipation of regaining compliance.

“This second tranche represents another milestone for our business,” said Richard N. Azar II, the Interim Chief Executive Officer of Camber. “We believe that with this capital and the funding due pursuant to the remaining tranches, the Company will be in a position to execute its immediate business objectives and its detailed business plan, which will facilitate the growth and expansion of our business.”

To view the Form 8-K filed by Camber today, disclosing the funding transaction and including additional information regarding such transaction, visit the SEC's EDGAR website here.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $3 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.